Exhibit 99.1

Alarm.com Reports Third Quarter 2017 Results

-- SaaS and license revenue of $61.9 million, up 39% year-over-year --
-- Total revenue of $90.0 million, up 33% year-over-year --
-- GAAP net income of $15.1 million, compared to $2.6 million for the third quarter of 2016 --
-- Non-GAAP adjusted EBITDA of $19.5 million, compared to $11.8 million for the third quarter of 2016 --

TYSONS, VA., November 8, 2017-- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its third quarter ended September 30, 2017. Alarm.com also provided its financial outlook for SaaS and license revenue for the fourth quarter of 2017, and increased its revenue and non-GAAP adjusted EBITDA guidance for the full year 2017.

“We achieved solid results in the third quarter as our service provider partners continued to drive good growth in their subscriber base," said Steve Trundle, President and CEO of Alarm.com. “We also released exciting new versions of our web user interfaces, video service, and EnergyHub Mercury software platform."

Third Quarter 2017 Financial Results

•	SaaS and license revenue increased 39% to $61.9 million for the third quarter of 2017, compared to $44.6 million for the third quarter of 2016.

•	Total revenue increased 33% to $90.0 million for the third quarter of 2017, compared to $67.8 million for the third quarter of 2016.

•	GAAP net income was $15.1 million, or $0.31 per diluted share, for the third quarter of 2017, compared to $2.6 million or $0.05 per diluted share, for the third quarter of 2016.

•	GAAP net income for the third quarter of 2017 included a $5.0 million tax benefit primarily due to the new accounting standard for employee share-based transactions (ASU 2016-09).

•	Non-GAAP adjusted EBITDA increased to $19.5 million for the third quarter of 2017, compared to $11.8 million for the third quarter of 2016.

•	Non-GAAP adjusted net income increased to $13.3 million, or $0.27 per diluted share, for the third quarter of 2017, compared to $9.3 million or $0.19 per diluted share, for the third quarter of 2016.

•
The effective tax rate used in calculating income tax expense within non-GAAP adjusted net income excludes a $6.1 million tax windfall benefit due to the impact from the new accounting standard (ASU 2016-09), in the third quarter.

Balance Sheet and Cash Flow

•	Total cash and cash equivalents were $84.6 million as of September 30, 2017, compared to $140.6 million as of December 31, 2016.

•
On October 6, 2017, Alarm.com refinanced its $72.0 million debt outstanding under its prior revolving credit facility by entering into a new $125.0 million senior secured revolving credit facility, with no change in its outstanding debt of $72.0 million reported at September 30, 2017. The new revolving credit facility expires in October 2022.

•	For the quarter ended September 30, 2017, cash flows from operations increased to $13.8 million from $3.6 million for the quarter ended September 30, 2016.

Recent Business Highlights

•
Released New Web Dashboard for Subscribers:  A completely redesigned interface brings an intuitive, app-like user experience to Alarm.com’s web dashboard. Optimized for desktop, tablet and smartphones, the responsive design and the card-based user interface streamline access to a broad range of system controls and features. The new user interface is more video-centric and subscribers can also easily control and manage automation devices directly from the main dashboard. Ease of use continued to be a focus and users can now more quickly customize intelligent rules and features such as scenes, location-based automation, real-time awareness alerts and user access control.

•
Introduced Software Enhancements to Video Service:  Alarm.com launched new software-based capabilities to provide greater security, enhanced convenience and a more deeply integrated video experience. Two-Way audio enables subscribers to communicate between the Alarm.com app and video cameras at their property, and this feature is now available on Alarm.com’s indoor residential cameras. In addition, new in-app features enable subscribers to seamlessly arm or disarm their security system as they view live video from their integrated doorbell camera. They can conveniently provide access to their property to trusted visitors, or quickly arm their security system and lock their doors from anywhere.

•
EnergyHub Launches Mercury 3.0:  EnergyHub, an Alarm.com subsidiary and provider of demand response energy management solutions, upgraded its Mercury enterprise software solution to allow utilities to connect to and manage all classes and sizes of distributed energy resources. As devices at the grid-edge increase in complexity and diversity, EnergyHub enables utilities to connect and control an expanded roster of smart energy devices, employ advanced asset management strategies including load shifting and solar monitoring, and better forecast resource consumption and production patterns.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the fourth quarter of 2017 and increasing its revenue and non-GAAP adjusted EBITDA guidance for the full year 2017.

For the fourth quarter of 2017:

•	SaaS and license revenue is expected to be in the range of $63.7 million to $63.9 million.

For the full year 2017:

•	SaaS and license revenue is expected to be in the range of $234.8 million to $235.0 million.

•	Total revenue is expected to be in the range of $332.8 million to $334.0 million, which includes anticipated hardware and other revenue in the range of $98.0 million to $99.0 million.

•	Non-GAAP adjusted EBITDA is expected to be in the range of $68.5 million to $69.0 million.

•
Non-GAAP adjusted net income is expected to be in the range of $43.2 million to $43.7 million, which now adjusts the effective tax rate used in calculating income tax expense to exclude the tax windfall benefit through the third quarter due to the impact from the new accounting standard for employee share-based transactions.

•	Based on an expected 49.4 million weighted average shares outstanding (diluted), non-GAAP adjusted net income is expected to be in the range of $0.87 to $0.88 per diluted share.

Conference Call and Webcast Information

Alarm.com’s third quarter results conference call and live audio webcast is scheduled to begin at 5:00 p.m. ET on November 8, 2017. To participate on the live call, analysts and investors should dial 877.445.1593 (U.S./Canada) or 267.753.2138 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through November 15, 2017 by dialing 855.859.2056 (U.S./Canada) or 404.537.3406 (International) and providing Conference ID: 98618512. Alarm.com will also offer a live and archived webcast of the conference call accessible via Alarm.com’s Investor Relations website at http://investors.alarm.com.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of people use Alarm.com's technology to monitor and control their property from anywhere. Centered on security and remote monitoring, our platform addresses a wide range of market needs and enables application-based control for a growing variety of Internet of Things (IoT) devices. Our security, video monitoring, intelligent automation and energy management solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share. We have included non-GAAP measures in this press release because they are financial and operating measures used by our management to understand and evaluate our core operating performance and trends and generate future operating plans, make strategic decisions regarding the allocation of capital, and investments in initiatives that are focused on cultivating new markets for our solutions. We also use certain non-GAAP financial measures, including adjusted EBITDA, as performance measures under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures which are included in this press release.

With respect to our expectations under “Financial Outlook” above, reconciliation of adjusted EBITDA and adjusted net income guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results. The litigation expense we exclude from this calculation relates to non-ordinary course litigation expenses, including those expenses resulting from ongoing intellectual property litigation. Notably, we do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

We exclude one or more of the following items from non-GAAP financial measures:

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to stock options and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company by company basis. Therefore, we believe that excluding stock-based compensation from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs incurred in litigation and litigation-related matters of non-ordinary course lawsuits, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements. Included in the litigation expense is $0.2 million and $0.4 million of expense we incurred in the three and nine months ended September 30, 2016, respectively, prior to adjusting this measure for a non-ordinary course lawsuit.

Acquisition-related expense: Included in operating expenses are external incremental costs directly related to completing the acquisition and integration of the Connect and Piper business units from Icontrol Networks, Inc. We exclude acquisition-related expense from our non-GAAP financial measures because we believe it is useful for investors to understand the effects of this transaction and its integration costs on our total operating expenses.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating our adjusted EBITDA calculation because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share, basic and diluted, we do not exclude depreciation.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history.

Interest expense: We record interest expense primarily related to our debt facility. We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share, basic and diluted, we do not exclude interest expense.

Other income, net: We exclude other income, net because we do not consider it part of our ongoing results of operations.

Income taxes: We exclude the impact related to the adoption of the new accounting standard for employee share-based transactions from our provision for income taxes because we do not consider it part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “expect,” “will,” “believe,” “continue,” “enable” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s overall growth in the market for connected property security, monitoring, video and automation solutions, the Company’s ability to continue to enhance its platform and deliver additional product offerings and its future financial performance for the fourth quarter and full-year 2017. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company’s ability to retain service providers and subscribers and grow sales, the Company’s ability to manage growth and execute on its business strategies, the effects of increased competition and evolving technologies, the Company’s ability to integrate acquired assets and businesses and to manage service providers, customers and employees, consumer demand for interactive security and home automation services, the reliability of the Company’s network operations centers, the Company’s reliance on its service provider network to attract new customers and retain existing customers, the reliability of the Company’s hardware and wireless network suppliers, future financial prospects, as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2017 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor Relations:
Jonathan Schaffer
The Blueshirt Group
ir@alarm.com

Media Relations:
Matthew Zartman
Alarm.com
mzartman@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
SaaS and license revenue	$61,924	$44,630	$171,078	$126,652
Hardware and other revenue	28,038	23,216	79,066	64,660
Total revenue	89,962	67,846	250,144	191,312
Cost of revenue:
Cost of SaaS and license revenue	9,545	7,787	26,137	21,779
Cost of hardware and other revenue	22,288	18,579	62,166	50,886
Total cost of revenue	31,833	26,366	88,303	72,665
Operating expenses:
Sales and marketing	10,426	10,705	32,639	29,532
General and administrative	12,974	14,804	41,799	42,124
Research and development	19,257	11,477	53,840	32,224
Amortization and depreciation	5,071	1,659	12,781	4,863
Total operating expenses	47,728	38,645	141,059	108,743
Operating income	10,401	2,835	20,782	9,904
Interest expense	(658)	(49)	(1,548)	(137)
Other income, net	342	139	716	338
Income before income taxes	10,085	2,925	19,950	10,105
(Benefit from) / provision for income taxes	(5,018)	358	(8,981)	2,927
Net income	15,103	2,567	28,931	7,178
Income allocated to participating securities	(6)	(3)	(14)	(10)
Net income attributable to common stockholders	$15,097	$2,564	$28,917	$7,168

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.32	$0.06	$0.62	$0.16
Diluted	$0.31	$0.05	$0.59	$0.15
Weighted average common shares outstanding:
Basic	46,886,345	45,716,961	46,520,469	45,615,399
Diluted	49,259,701	48,319,952	49,074,279	47,741,365

Stock-based compensation expense included in operating expenses:	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Sales and marketing	$181	$130	$359	$422
General and administrative	584	444	1,908	907
Research and development	1,141	512	2,867	1,551
Total stock-based compensation expense	$1,906	$1,086	$5,134	$2,880

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$84,640	$140,634
Accounts receivable, net	41,201	29,810
Inventory	13,617	10,543
Other current assets	15,777	9,197
Total current assets	155,235	190,184
Property and equipment, net	23,399	20,180
Intangible assets, net	97,863	4,568
Goodwill	63,591	24,723
Deferred tax assets	27,273	16,752
Other assets	7,297	4,838
Total Assets	$374,658	$261,245
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$35,157	$28,300
Accrued compensation	10,857	8,814
Deferred revenue	3,115	2,585
Total current liabilities	49,129	39,699
Deferred revenue	9,587	10,040
Long-term debt	72,000	6,700
Other liabilities	14,028	13,557
Total Liabilities	144,744	69,996
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2017 and December 31, 2016.	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 47,147,364 and 46,172,318 shares issued; and 47,130,456 and 46,142,483 shares outstanding as of September 30, 2017 and December 31, 2016.	471	461
Additional paid-in capital	318,440	308,697
Accumulated deficit	(88,997)	(117,909)
Total Stockholders’ Equity	229,914	191,249
Total Liabilities and Stockholders’ Equity	$374,658	$261,245

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
Cash flows from operating activities:	2017	2016
Net income	$28,931	$7,178
Adjustments to reconcile net income to net cash from operating activities:
Provision for doubtful accounts	(360)	415
Reserve for product returns	1,732	1,537
Amortization for patents and tooling	817	550
Amortization and depreciation	12,781	4,863
Amortization of debt issuance costs	70	79
Deferred income taxes	(6,360)	385
Change in fair value of contingent liability	—	(226)
Undistributed losses from equity investee	120	60
Stock-based compensation	5,134	2,880
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	(1,342)	(9,337)
Inventory	(2,775)	(5,030)
Other assets	(8,122)	(3,056)
Accounts payable, accrued expenses and other current liabilities	7,975	9,302
Deferred revenue	(493)	130
Other liabilities	437	1,801
Cash flows from operating activities	38,545	11,531
Cash flows used in investing activities:
Business acquisitions, net of cash acquired	(154,289)	—
Additions to property and equipment	(7,652)	(6,110)
Investment in cost method investee	(42)	(139)
Issuances of notes receivable	(5,000)	(73)
Receipt of payment on notes receivable	4,000	2,441
Purchases of licenses to patents	—	(1,600)
Cash flows used in investing activities	(162,983)	(5,481)
Cash flows from financing activities:
Proceeds from credit facility	67,000	—
Repayments of credit facility	(1,700)	—
Payments of debt issuance costs	—	(131)
Payments of long-term consideration for business acquisitions	—	(417)
Repurchases of common stock	(9)	(12)
Issuances of common stock from equity-based plans	3,153	1,202
Cash flows from financing activities	68,444	642
Net (decrease) / increase in cash and cash equivalents	(55,994)	6,692
Cash and cash equivalents at beginning of the period	140,634	128,358
Cash and cash equivalents at end of the period	$84,640	$135,050

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Adjusted EBITDA
Net income	$15,103	$2,567	$28,931	$7,178
Adjustments:
Less: Interest expense and other income, net	316	(90)	832	(201)
Provision for income tax	(5,018)	358	(8,981)	2,927
Amortization and depreciation expense	5,071	1,659	12,781	4,863
Stock-based compensation expense	1,906	1,086	5,134	2,880
Acquisition-related expense	221	3,187	5,842	5,797
Litigation expense	1,879	3,054	4,923	11,279
Total adjustments	4,375	9,254	20,531	27,545
Adjusted EBITDA	$19,478	$11,821	$49,462	$34,723

Adjusted net income:
Net income, as reported	$15,103	$2,567	$28,931	$7,178
(Benefit from) / provision for income taxes	(5,018)	358	(8,981)	2,927
Income before income taxes	10,085	2,925	19,950	10,105
Adjustments:
Less: Other income, net	(342)	(139)	(716)	(338)
Amortization expense	3,682	435	8,705	1,368
Stock-based compensation expense	1,906	1,086	5,134	2,880
Acquisition-related expense	221	3,187	5,842	5,797
Litigation expense	1,879	3,054	4,923	11,279
Non-GAAP adjusted income before income taxes	17,431	10,548	43,838	31,091
Income taxes [1]	(4,096)	(1,288)	(12,012)	(9,016)
Non-GAAP adjusted net income	$13,335	$9,260	$31,826	$22,075

1 Income taxes are calculated using a rate of 23.5% and 27.4% for the three and nine months ended September 30, 2017, which represents the effective tax rate excluding the impact of the new accounting standard for employee share-based transactions. Income taxes are calculated at the effective tax rate of 12.2% and 29.0% for the three and nine months ended September 30, 2016, respectively.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$15,097	$2,564	$28,917	$7,168
(Benefit from) / provision for income taxes	(5,018)	358	(8,981)	2,927
Income attributable to common stockholders before income taxes	10,079	2,922	19,936	10,095
Adjustments:
Less: Other income, net	(342)	(139)	(716)	(338)
Amortization expense	3,682	435	8,705	1,368
Stock-based compensation expense	1,906	1,086	5,134	2,880
Acquisition-related expense	221	3,187	5,842	5,797
Litigation expense	1,879	3,054	4,923	11,279
Non-GAAP adjusted income attributable to common stockholders before income taxes	17,425	10,545	43,824	31,081
Income taxes [1]	(4,095)	(1,288)	(12,008)	(9,013)
Non-GAAP adjusted net income attributable to common stockholders	$13,330	$9,257	$31,816	$22,068

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Adjusted net income per share:
Net income (loss) per share - basic, as reported	$0.32	$0.06	$0.62	$0.16
(Benefit from) / provision for income taxes	(0.11)	0.01	(0.19)	0.06
Income before income taxes	0.21	0.07	0.43	0.22
Adjustments:
Less: Other income, net	(0.01)	—	(0.02)	(0.01)
Amortization expense	0.08	0.01	0.19	0.03
Stock-based compensation expense	0.04	0.02	0.11	0.06
Acquisition-related expense	—	0.07	0.13	0.13
Litigation expense	0.05	0.07	0.10	0.25
Non-GAAP adjusted income before income taxes	0.37	0.24	0.94	0.68
Income taxes [1]	(0.09)	(0.04)	(0.26)	(0.20)
Non-GAAP adjusted net income per share - basic	$0.28	$0.20	$0.68	$0.48

Non-GAAP adjusted net income per share - diluted	$0.27	$0.19	$0.65	$0.46

Weighted average common shares outstanding:
Basic, as reported	46,886,345	45,716,961	46,520,469	45,615,399

Diluted, as reported	49,259,701	48,319,952	49,074,279	47,741,365

1 Income taxes are calculated using a rate of 23.5% and 27.4% for the three and nine months ended September 30, 2017, which represents the effective tax rate excluding the impact of the new accounting standard for employee share-based transactions. Income taxes are calculated at the effective tax rate of 12.2% and 29.0% for the three and nine months ended September 30, 2016, respectively.